SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): July 8, 2004

OCTEL CORP.

(Exact name of registrant as specified in its charter)

Delaware	1-13879	98-0181725
(State or other jurisdictions of Incorporation)	Commission File Number	(I.R.S. employer identification number)

Octel Corp., Global House, Bailey Lane, Manchester, UK	M90 4AA
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: 011-44-161-498-8889

SIGNATURE
EXHIBIT 2.1
EXHIBIT 99.1

Item 5.   Other Events

On July 8, 2004, Octel America, Inc. (“Octel America”), a Delaware corporation and wholly owned indirect subsidiary of Octel Corp., acquired the remaining 50% ownership interest (comprising 4,410 limited liability company units) in its joint venture, Octel Starreon LLC
(“O-S”), a Delaware limited liability company, from Starreon Corporation (“Starreon”), a Colorado corporation. The acquisition was completed pursuant to the terms of a Purchase Agreement, dated July 8, 2004, between Octel America and Starreon.

The total aggregate consideration paid by Octel America for the purchase of the 4,410 limited liability company units of O-S was US$43 million. The acquisition was financed by Octel America using a combination of (i) a revolving credit facility drawn by various subsidiary companies of Octel Corp. and (ii) onlending or distributions from the relevant subsidiary companies to Octel America.

Copies of the Purchase Agreement, and the press release of Octel Corp., dated July 9, 2004, announcing the acquisition by Octel America of the 4,410 limited liability company units of O-S, are included in this report as Exhibits 2.1 and 99.1, respectively, and are incorporated herein by reference. The foregoing discussion does not purport to be complete and is qualified in its entirety by reference to such Purchase Agreement and press release.

Item 7.   Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Exhibits.

2.1	Purchase Agreement, dated July 8, 2004, between Octel America and Starreon

99.1	Press Release, dated July 9, 2004, announcing acquisition of 50% interest of O-S

2

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCTEL CORP.
By:	/s/ Paul W. Jennings
	Name:	Paul W. Jennings
	Title:	Executive Vice President and Chief Financial Officer

Date:  July 9, 2004

3

EXHIBIT INDEX

Exhibit	Description
2.1	Purchase Agreement between Octel America, Inc. and Starreon Corporation
99.1	Press Release, dated July 9, 2004, announcing acquisition of 50% of interests in Octel Starreon LLC

4